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                                                                   EXHIBIT 10(O)

                                                               [EXECUTION COPY]

                           ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement is entered into as of the 14th day of April,1999, by and between Organogenesis Inc., a Delaware corporation (the "Buyer"), and Baxter Healthcare Corporation, a Delaware corporation (the "Seller").

     Whereas, the Seller owns certain patents (the "Patents") and equipment (the "Physical Assets") relating to liver assist devices; and

     Whereas, the Seller desires to sell, or otherwise transfer to the Buyer the Patents and Physical Assets, and the Buyer wishes to purchase the Patents and Physical Assets, free of any Encumbrance, as hereinafter defined;

     Now, therefore, in consideration of the promises and the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I:  DEFINITIONS
 1.01     Certain Defined Terms.  As used in this Agreement, the following terms
          ---------------------
shall have the following meanings:

     "Action" means any claim, action, suit, arbitration, mediation, inquiry, proceeding or investigation by or before any Governmental Authority (or arbitrator or mediator, as the case may be), whether at law or in equity.

     "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

     "Additional Payment" has the meaning as specified in Section 2.02(c).

     "Agreement" or "this Agreement" means this Asset Purchase Agreement dated the date hereof between Buyer and Seller, as amended, modified or supplemented from time to time in accordance with the provisions hereof.
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     "Ancillary Agreements" means Assignment of Patents, Bill of Sale and
Assignment, Registration Rights Agreement and Lock-up Agreement, and Bader Agreement.

     "Assignment of Patents" means the Assignment of Patents substantially in the form of Exhibit A attached hereto between the Seller and the Buyer to be entered into on the Closing Date.

     "Bader Agreement" means the agreement granting Seller rights in and to certain Patents, which agreement is attached hereto as Exhibit I.

     "Basket Amount" has the meaning specified in Section 9.04 of this Agreement.

     "Bill of Sale" means the Bill of Sale and Assignment substantially in the form of Exhibit B attached hereto between the Seller and the Buyer to be entered into on the Closing Date.

     "Buyer" has the meaning specified in the recitals to this Agreement.

     "Buyer's Shares" means the 50,000 shares of Common Stock of the Buyer issued to the Seller on the Closing Date pursuant to Section 2.02 of this Agreement.

     "Closing" has the meaning specified in Section 2.03 of this Agreement

     "Closing Date" has the meaning specified in Section 2.03 of this Agreement.

     "Common Stock" means Common Stock, par value $.01 per share, of the Buyer.

     "Control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

     "Damages" has the meaning specified in Section 9.02 of this Agreement.

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     "Encumbrance" means any security interest, pledge, mortgage, lien
(including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement, or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

     "End Date" has the meaning specified in Section 2.02(c) of this Agreement.

     "End Date Value" means the aggregate value of the Buyer's Shares subject to calculation computed by multiplying the relevant number of shares by the average of the daily closing prices of the Common Stock during the twenty (20) consecutive day trading period occurring immediately prior to the End Date.

     "FDA" means the U.S. Food and Drug Administration.

     "GAAP" means United States generally accepted accounting principles and practices in effect from time to time applied consistently throughout the periods involved.

     "Governmental Authority" means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body.

     "Indemnified Party" has the meaning specified in Section 9.03 of this Agreement.

     "Indemnifying Party" has the meaning specified in Section 9.03 of this Agreement.

     "Lock-up Agreement" means the Lock-up Agreement substantially in the form of Exhibit C to be entered into by the Seller on the Closing Date.

     "Material Adverse Change" means a material adverse change in the business, affairs, operations, assets, liabilities, prospects, results of operations or the condition (financial or otherwise) of the Person indicated or business of the Person indicated taken as a whole.

     "Material Adverse Effect" means any circumstance, change in or effect on the Person or the business of the Person that, individually or in the aggregate with any other circumstances, changes in or effects on the Person or business of the Person

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indicated is, or would be, materially adverse to the business, affairs, operations, assets, liabilities, prospects, results of operations or the condition (financial or otherwise) of the Person or business of the Person indicated taken as a whole.

     "Order" means any order, writ, judgment, injunction, decree, demand letter, stipulation, determination or award issued or entered by or agreed to with any Governmental Authority.

     "Patents" mean the patents, patent applications and other intellectual property listed on Exhibit D.
                   ---------

     "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity.

     "Physical Assets" means the equipment listed on Exhibit E.
                                                     ---------

     "Pre-Closing covenants" has the meaning specified in Section 9.01 of this Agreement.

     "Purchase Price" has the meaning specified in Section 2.02 of this Agreement.

     "Purchased Assets" has the meaning specified in Section 2.01 of this Agreement.

     "Registration Rights Agreement" means the Registration Rights Agreement substantially in the form of Exhibit F attached hereto between the Buyer and the Seller to be entered into on the Closing Date.

     "Sale Proceeds" shall mean the aggregate gross proceeds received by Seller from any sales of Buyer's Shares prior to the End Date.

     "Securities Act" has the meaning specified in Section 3.08 of this Agreement.

     "Seller" has the meaning specified in the recitals to this Agreement.

     "Specified Anniversary" has the meaning specified in Section 9.01 of this Agreement.

     "Subsidiary" means, with respect to any Person, any other Person of which at least a majority of the capital stock or other ownership interests are at the time directly or indirectly owned or controlled by such Person.

     "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties,

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additions to tax and additional amounts imposed with respect thereto)
imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges.

     "Transaction Documents" means this Agreement, the Ancillary Agreements, and any certificate, instrument, financial statement, report or other document delivered pursuant to this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby.

     "Value of the Buyer's Shares" shall mean the aggregate value of the Buyer's Shares computed by multiplying 50,000 by the highest of the average of the daily closing prices of the Common Stock during any 20 consecutive trading day period beginning on the first date on which Seller has the unrestricted right to offer and sell publicly the Buyer's Shares and ending on the End Date, as defined in
Section 2.02(c) (as each such closing price is reported on the American Stock Exchange, Inc. ("AMEX") as reported in The Wall Street Journal, Eastern Edition, or if not reported thereby, by any other authoritative source.

 1.02 Singular/Plural. Unless the context otherwise requires, words defined herein in the singular include the plural and words defined herein in the plural include the singular.

 1.03 Accounting Terms. Any accounting terms used in this Agreement that are not specifically defined shall have the meaning customarily given them in accordance with GAAP.

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 1.04     Gender.  The use of the masculine or any other pronoun herein when referring to any Person is for convenience only and shall be deemed to refer to the particular Person intended regardless of the actual gender of such Person or whether such Person is a corporate or other entity.

ARTICLE II:  PURCHASE AND SALE OF THE PURCHASED ASSETS

 2.01 Transfer of Purchased Assets to Buyer. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the Seller shall transfer to the Buyer, free and clear of all Encumbrances, all right, title and interest in and to the Patents and the Physical Assets (together, the "Purchased Assets").

 2.02 Purchase Price. In consideration of the sale of the Purchased Assets to Buyer at the Closing, the Buyer shall pay to the Seller an aggregate of $1,000,000 (the "Purchase Price"), payable as hereinafter set forth.

          (a) At the Closing, the Buyer shall deliver to the Seller one or more certificates representing the Buyer's Shares issued in the name of the Seller.

          (b) As soon as practicable on or after the Closing, the Buyer at its expense shall be responsible for moving the Physical Assets from Seller's property. Seller at its expense shall provide all reasonable cooperation to Buyer to facilitate Buyer moving the Physical Assets; provided that Buyer shall hold Seller harmless from any liability resulting from any assistance rendered to Buyer in good faith by Seller pursuant to this Section 2.02(b).

          (c) Within thirty (30) days of the End Date, the Buyer shall pay to the Seller an amount (the "Additional Payment") in cash equal to the difference between One Million Dollars ($1,000,000) and the greater of (i) Sale Proceeds plus the End Date Value of any remaining unsold Buyer's Shares and (ii) the End Date Value of all 50,000 Buyer's Shares, whether or not in Buyer's possession at the End Date; provided, that the obligation of the Buyer to make the Additional Payment hereunder shall be subject to the following:

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               (i)  In the event that the Value of the Buyer's Shares has, at any time during the period between the first anniversary of the Closing Date and the date the Buyer receives approval from FDA of an Investigational Device Exemption (IDE) for a liver assist device, or January 1, 2003, whichever shall first occur (the "End Date"), been equal to or greater than $1,000,000, no Additional Payment shall be made by the Buyer.

 2.03 Closing. Subject to the satisfaction or waiver of each of the conditions set forth in Article VIII of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts at 10 o'clock a.m., on March __, 1999, or such other location, date and time as may be agreed upon by the parties (such date and time being called the "Closing Date"). At the Closing, the Seller shall deliver or cause to be delivered to the Buyer (i) each of the documents required to be delivered by the Seller pursuant to this Agreement, and (ii) any other assignments or other instruments of transfer reasonably required by the Buyer to effect legally the transfer of any of the Purchased Assets from the Seller to the Buyer in form and substance reasonably satisfactory to the Buyer. All books, data, documents, and other records relating to the Purchased Assets will be delivered to the Buyer at the principal office of the Buyer in Canton, Massachusetts, subject to Section 2.02(b) of this Agreement. At the Closing, the parties shall also deliver or cause to be delivered to the other parties the certificates, opinions and Ancillary Agreements required to be delivered by the parties pursuant to Article VIII and the Buyer shall deliver the Buyer's Shares to the Seller in accordance with Section 2.02(a) above.

ARTICLE III:  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     As an inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Seller hereby represents and warrants to the Buyer as follows:

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 3.01     Organization and Qualification.  The Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its jurisdiction or organization and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its assets or properties requires it to be so licensed or qualified, except where the failure to be so licensed or qualified would not have a Material Adverse Effect.

 3.02 Corporate Power and Authority; Validity. The Seller has the corporate power and authority to own and hold its assets and properties. The Seller has the corporate power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party. The execution, delivery and performance of this Agreement and such other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the Seller. This Agreement has been, and each of the other Transaction Documents to be executed and delivered by the Seller will be, duly executed and delivered by the Seller. This Agreement constitutes, and each such other Transaction Document when so duly executed and delivered will constitute, the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its respective terms except as enforceability may be subject to the application of general equitable principles and to bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights.

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 3.03     No Conflict.  Neither the execution and delivery by the Seller of this
Agreement and the other Transaction Documents to which it is a party, the consummation by the Seller of the transactions contemplated hereby or thereby, nor the performance by the Seller of this Agreement and such other Transaction Documents in compliance with the terms and conditions hereof and thereof, will
(i) violate, conflict with or result in any breach of its Certificate of Incorporation or bylaws, (ii) require by or on behalf of the Seller any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, (iii) violate, conflict with or result in a breach, default or termination (or give rise to any right of termination, cancellation or acceleration of the maturity of any payment date of any of the obligations of the Seller or increase or otherwise affect the obligations of the Seller) under any law, rule, regulation or any governmental permit, license or Order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument or obligation to which the Seller is a party or by which the Seller or any of its assets are bound or affected or (iv) result in the creation of any Encumbrance upon any of the Purchased Assets.

 3.04     Taxes.   (a)  None of the Purchased Assets is tax-exempt use property within the meaning of Section 169(h) of the Code. None of the Purchased Assets is property that is or will be required to be treated as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986.
     (b) There are no liens with respect to Taxes upon any of the Purchased Assets.
     (c) The Buyer shall not have any liability for any Taxes imposed on or related to income related to the ownership or operation of the Purchased Assets prior to the Closing Date.

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 3.05     Litigation.  There is no Action pending or, to the knowledge of the
Seller, threatened against, contemplated or affecting the transactions contemplated hereby (whether or not the Seller is a party or prospective party thereto). There are no outstanding Orders involving or affecting the transactions contemplated hereby. There is no Action by the Seller pending or threatened against others with respect to or relating in any way to the Purchased Assets.

 3.06 Physical Assets. With respect to the Physical Assets included in the Purchased Assets, (i) the Seller has good and marketable title free and clear of all Encumbrances. To the best of Seller's actual knowledge as at the Closing Date, the manufacture, use, or sale of the Physical Assets by Buyer shall not infringe any patent except the Patents, and shall not violate any other intellectual property right of any Person. OTHERWISE, SELLER MAKES NO REPRESENTATIONS WHATSOEVER AS TO THE PHYSICAL ASSETS. THE PHYSICAL ASSETS ARE EXPERIMENTAL IN NATURE AND ARE PROVIDED "AS IS", WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. OTHER THAN AS STATED ABOVE, SELLER MAKES NO REPRESENTATION OR WARRANTY THAT THE USE OF THE PHYSICAL ASSETS WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT. SELLER ASSUMES NO LIABILITY FOR DIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM THE USE OF THE PHYSICAL ASSETS. With respect to the Physical Assets, except for the representations and warranties contained herein or in any other Transaction Document, all such Physical Assets shall be sold and transferred "as is where is" and all other implied warranties existing under applicable laws with respect thereto are disclaimed by the Seller.

 3.07 Patents. (a) The Seller has delivered or made available to the Buyer true and complete copies (or descriptions) of all Patents and of the Bader Agreement. All

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rights of the Seller in and to the Patents will be duly and validly transferred to the Buyer pursuant to the terms of this Agreement, free of all Encumbrances.

     (b) The Seller is not in default under any license, contract or other agreement pertaining to the Patents, and to the knowledge of the Seller, there are no defaults by any other party to any, such license, contract or other agreement relating to the Patents. The Seller has not granted any person or entity any right to use any of the Patents for any purpose.

     (c) None of the Seller's rights in the Patents is involved in any interference or opposition proceeding, and, to the knowledge of the Seller, no such proceeding is pending or threatened.

 3.08 Purchase For Investment Status. (a) The Seller is acquiring the Buyer's Shares for its own account for investment only and not with a view to the distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"); provided, however, that this representation is made without prejudice to the right of the Seller to distribute the Buyer's Shares to its stockholders, subject to the compliance by the Seller of the applicable requirements of the Securities Act.

     (b) The Seller is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

     (c) The Seller understands that the Buyer's Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Buyer is relying in part upon the truth and accuracy of, and such Seller's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Seller set forth herein in order to determine the availability of such exemptions and the eligibility of the Seller to acquire the Buyer's Shares.

     (d) The Seller and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Buyer and materials relating to the offer and sale of the Buyer's Shares which have been

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requested by the Seller.  The Seller and its advisors, if any, have been afforded the opportunity to ask questions of the Buyer. Neither such inquiries nor any other due diligence investigations conducted by the Seller or its advisors, if any, or its representatives shall modify, amend or affect the Seller's right to rely on the Buyer's representations and warranties contained in Article IV below.

     (e) The Seller understands that no Governmental Authority has passed on or made any recommendation or endorsement of the Buyer's Shares or the fairness or suitability of the investment in the Buyer's Shares nor has any Governmental Authority passed upon or endorsed the merits of the sale of the Buyer's Shares.

     (f) The Seller understands that except as provided in the Registration Rights Agreement and in Section 6.03 hereto: (i) the Buyer's Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Seller shall have delivered to the Buyer an opinion of counsel, in a generally acceptable form, to the effect that the Buyer's Shares may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Buyer's Shares can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act (or a successor rule thereto) ("Rule 144"); (ii) any sale of the Buyer's Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Buyer's Shares under circumstances in which the Seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities Exchange Commission thereunder; and (iii) neither the Buyer nor any other person is under any obligation to register the Buyer's Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder, except as set forth in Section 6.03.

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     (g)  The Seller understands that 25,000 of the Buyer's Shares will be subject to a Lock-up Agreement executed by the Seller and dated as of the Closing Date.

     (h) The Seller understands that the certificates or other instruments representing the Buyer's Shares, except as set forth below, shall bear restrictive legends in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

                                    LEGEND A
                                    --------

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

                                    LEGEND B
                                    --------

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AGREEMENT BY THE REGISTERED HOLDER HEREOF NOT TO OFFER, PLEDGE, SELL, CONTRACT TO SELL, SELL ANY OPTION OR CONTRACT TO PURCHASE, PURCHASE ANY OPTION OR CONTRACT TO SELL, GRANT ANY OPTION, RIGHT OR WARRANT TO PURCHASE, LEND OR OTHERWISE TRANSFER OR DISPOSE OF SUCH SECURITIES ("THE LOCK-UP AGREEMENT") FOR A PERIOD OF 360 DAYS FOLLOWING THE DATE OF ISSUANCE OF THIS CERTIFICATE. SUCH LOCK-UP AGREEMENT EXPIRES BY ITS TERMS ON ________, 2000, 360 DAYS FOLLOWING THE DATE OF ISSUANCE OF THIS CERTIFICATE.

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Legend A set forth above shall be removed and the Buyer shall issue a certificate without such legend to the holder of any Buyer's Shares upon which it is stamped, if (i) any of the Buyer's Shares are registered for sale under the Securities Act, (ii) in connection with a sale transaction, such holder provides the Buyer with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of any of the Buyer's Shares may be made without registration under the Securities Act, or (iii) any of the Buyer's Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold. The Seller acknowledges, covenants and agrees to sell any of the Buyer's Shares represented by a certificate(s) from which such legend has been removed, only pursuant to (i) a registration statement effective under the Securities Act, or (ii) advice of counsel that such sale is exempt from registration required by Section 5 of the Securities Act. In the event the above Legend A is removed from any of the Buyer's Shares, the Buyer may, upon reasonable advance notice to the holder, require that such legend be placed on any of the Buyer's Shares that cannot then be sold pursuant to an effective registration statement or Rule 144(k) under the Securities Act (or any successor rule thereto). Notwithstanding anything to the contrary, certificate(s) representing fifty percent (50%) of the Buyer's Shares will only bear restrictive Legend A and will not bear restrictive Legend B.

 3.09 No Warranties of Future Performance. The Seller understands that no warranties of future performance of the Buyer have been or are being made by the Buyer irrespective of any forecasts, budgets or other financial information provided by the Buyer to the Seller or their representatives.

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 3.10     Broker's Fee.  No Person has or will have, as a result of the execution, delivery and performance by the Seller of this Agreement or the Ancillary Agreements, any right, interest or claim against or upon the Buyer or any other Person for any commission, fee or other compensation as finder or broker or in any similar capacity.

 3.11 Disclosure. This Agreement, including, without limitation, the schedules and exhibits hereto and the certificates or other instruments or documents made or delivered in connection herewith or therewith, taken as a whole, does not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained herein or therein not misleading in view of the circumstances under which they were made.

ARTICLE IV:  REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer hereby represents and warrants to the Seller as follows:

 4.01 Organization and Qualification. The Buyer is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its assets or properties requires it to be so licensed or qualified, except where the failure to be so licensed or qualified would not individually, or in the aggregate, have a Material Adverse Effect on the business or operations of the Buyer.

 4.02 Capitalization. As of the date hereof, the authorized capital stock of the Buyer consists of 40,000,000 shares of Common Stock, of which approximately 30,454,300 shares are issued and outstanding and 1,000,000 shares of Preferred Stock, of which 140 shares are issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 4.02, no shares of Common Stock or Preferred Stock are

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subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Buyer. Except as disclosed in Schedule 4.02, as of the date hereof, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Buyer or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Buyer or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Buyer or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Buyer or any of its subsidiaries. Except as disclosed in Schedule 4.02, as of the date hereof, there are no outstanding debt securities and there are no agreements or arrangements under which the Buyer or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except the Registration Rights Agreement). The Buyer has furnished to the Seller true and correct copies of the Buyer's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Buyer's By-laws, as in effect on the date hereof (the "By-laws").

 4.03 Corporate Power and Authority; Validity. The Buyer has the corporate power and authority to (i) own and hold its properties and (ii) execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party. All corporate (including stockholder, if applicable) action necessary for the execution, delivery and performance by the Buyer of this Agreement and such other Transaction Documents and the consummation by the Buyer of the transactions contemplated hereby and thereby has been duly taken, and any applicable preemptive rights with respect to issuance of the Buyer's Shares have been waived. This Agreement has been, and each of the other Transaction Documents when executed and delivered by the Buyer will be, duly executed and delivered by such party,. This Agreement constitutes, and each such Transaction Documents when duly executed and delivered by the Buyer will be, the valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its respective terms, except as enforceability may be subject to the application of general equitable principles and to bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights.

 4.04 No Conflict. Neither the execution and delivery by the Buyer of this Agreement and the other Transaction Documents to which it is to be a party, the consummation by the Buyer of the transactions contemplated hereby or thereby, nor the performance by the Buyer of this Agreement and such other Transaction Documents in compliance with the terms and conditions hereof and thereof, will
(i) violate, conflict with or result in any breach of its Certificate of Incorporation, as amended, or By-laws, (ii) require by or on behalf of the Buyer any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, (iii) violate, conflict with or result in a breach, default or termination (or give rise to any right of termination, cancellation or acceleration of the maturity of any payment date of any of the obligations of the Buyer or increase or otherwise affect the obligations of the Buyer) under any law, rule, regulation, governmental permit, license or any Order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument or obligation to which the Buyer is a party or by which the Buyer or any of its respective assets are bound or affected or (iv) result in the creation of any Encumbrance upon the assets of the Buyer. Except as disclosed in Schedule 4.04, neither the Buyer nor its subsidiaries is in violation of any term of or in default under the Certificate of Incorporation or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statue, rule or regulation applicable to the Buyer or its subsidiaries which violation or default would have a Material Adverse Effect on the business, operations, financial condition or results of operations of the Buyer and any of its subsidiaries, individually or taken as a whole.

The business of the Buyer and its subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any Governmental Authority which violation would have a Material Adverse Effect on the business, operations, financial condition or results of operations of the Buyer and any of its subsidiaries, individually or taken as whole. Except as specifically contemplated by this Agreement and as required under the Securities Act, the Buyer is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental or regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement, or the Transaction Documents. Except as disclosed in Schedule 4.04, all consents, authorizations, orders, filings and registrations which the Buyer is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Buyer is not in violation of the listing requirements of the American Stock Exchange. The Buyer and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing or to delisting of the Common Stock by the American Stock Exchange.

 4.05 Broker's Fees. No Person has or will have, as the result of the execution, delivery and performance by the Buyer of this Agreement or the Ancillary Agreements, any right, interest or claim against or upon the Seller or any other Person for any commission, fee or other compensation as finder, broker or in any similar capacity.

 4.06 Status of the Buyer's Stock. Each of the Buyer's Shares issued to the Seller pursuant to this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

 4.07 SEC Documents; Financial Statements. Since December 31, 1996, the Buyer has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities

Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof or on the Closing Date, as the case may be, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "Designated SEC Documents"). The Buyer has delivered to the Seller or its representative true and complete copies of the Designated SEC Documents and the Risk Factors attached hereto as Exhibit G (the "Risk Factors"). As of their respective dates, the Designated SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the Designated SEC Documents, and none of the Designated SEC Documents, at the time they were filed with the SEC, nor the Risk Factors contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Buyer included in the Designated SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied during the periods involved (except (i)) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Buyer as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

 4.08     Absence of Certain Changes.  Except as expressly set forth in Schedule
4.08 and in the Designated SEC Documents, since December 31, 1997, there has been no Material Adverse Change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of the Buyer and its subsidiaries taken as a whole. The Buyer has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Buyer or its subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

 4.09 Litigation. Except as set forth on Schedule 4.09, attached hereto, there is no Action pending or, to the knowledge of the Buyer, threatened against, contemplated or affecting the transactions contemplated hereby (whether or not the Buyer is a party or prospective party thereto). There are no outstanding Orders involving or affecting the Buyer, or the transactions contemplated hereby.

 4.10 Disclosure. This Agreement, including, without limitation, the schedules and exhibits hereto and the certificates or other instruments or documents made or delivered by the Buyer in connection herewith or therewith, taken as a whole, does not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained herein or therein not misleading in view of the circumstances under which they were made.

 4.11 No Warranties of Future Performance. The Buyer understands that no warranties of future performance of the Purchased Assets being acquired from the Seller have been or are being made by the Seller irrespective of any forecasts, budgets or other financial information provided by the Seller to the Buyer or its representatives.

ARTICLE V:  COVENANTS OF THE SELLER

     In addition to the covenants contained in other sections of this Agreement, the Seller hereby covenants and agrees as follows:

 5.01 Cooperation. The Seller shall use its best efforts in good faith to perform and fulfill all conditions and obligations to be fulfilled or performed by it hereunder, to the end that the transactions contemplated hereby will be fully and timely consummated.

 5.02 No Solicitation. The Seller shall not, and shall not permit any of the Seller's officers, directors, employees, agents or representatives to, solicit, initiate or encourage inquiries or proposals, or conduct any negotiations, concerning any acquisition or purchase of all or any substantial portion of the Purchased Assets of the Seller. The Seller shall immediately advise the Buyer of the receipt of any such inquiry of proposal.

 5.03 Access. The Seller shall, upon reasonable request and notice and at reasonable times, give the Buyer, its attorneys, accountants and other authorized representatives access to the assets and properties of the Seller (including all books of account, general, financial, tax and personnel records, invoices shipping records, supplier lists, patents, trademarks and other intellectual property, correspondence and other documents, records and files and all computer software programs and files), for the reasonable and legitimate due diligence inquiries of the Buyer. Without limiting the generality of the foregoing, the Seller agrees that during the period commencing on the Closing Date and continuing for up to three (3) years thereafter, the Seller shall cause its then employed personnel who had been involved in the development of the Purchased Assets to provide to Buyer up to an aggregate of one hundred (100) hours of support and consulting services with respect to the Purchased Assets.

ARTICLE VI:  COVENANTS OF THE BUYER

 6.01 Cooperation. The Buyer shall use its best efforts in good faith to perform and fulfill all conditions and obligations to be fulfilled or performed by it hereunder, to the end that the transactions contemplated hereby will be fully and timely consummated.

 6.02 Compliance. The Buyer shall use reasonable efforts to assist the Seller in complying with the applicable requirements under the Securities Act in connection with any permitted transfer of the Buyer's Shares by the Seller by providing such information concerning the Buyer as is required by applicable law.

 6.03 Put Right. The Buyer shall file a registration statement registering 25,000 of the Buyer's Shares (including any securities issued with respect to such shares and any securities into which such shares may be converted or recapitalized, the "Initial Shares") under the Securities Act for immediate salability prior to May 30, 1999 as provided in the Registration Rights Agreement. In the event that such registration statement is not effective on or before September 30, 1999, the Buyer agrees, until such time as the Initial Shares are registered for sale, to purchase on the date which is thirty (30) days from the date of any written request of the Seller (each, a "Put Repurchase Date"), the number of Initial Shares specified in such request for a purchase price per share equal to the twenty (20) day average of the daily closing prices of the Common Stock on the American Stock Exchange, or other national securities exchange or market on which it is listed or quoted, for the twenty (20) consecutive trading days prior to the applicable Put Repurchase Date; provided, however, that, notwithstanding the foregoing, it is hereby agreed that the Buyer shall not be obligated to repurchase from the Seller pursuant to this Section
6.03 less than 5,000 shares nor more than 10,000 shares in any thirty (30) day period.

ARTICLE VII:  CERTAIN POST-CLOSING COVENANTS

     In addition to the covenants contained in other sections of this Agreement, the Seller hereby covenants and agrees as follows:

 7.01     Certain Post-Closing Covenants.  With respect to the period following
          ------------------------------
the Closing:

     (a) In case at any time any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties hereto will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party.

     (b) In the event and for so long as any party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Purchased Assets, each of the other parties shall cooperate with such party's counsel in the defense or contest, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending party unless the contesting or defending party is entitled to indemnification therefor under Article IX below.

ARTICLE VIII:  CONDITIONS TO CLOSING

 8.01 Buyer's Obligation to Close. The obligation of the Buyer to deliver the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby is subject to the satisfaction, on or before the Closing Date, of the following conditions (each of which may be waived by the Buyer in its sole discretion):

     (a) Representations and Warranties to be True and Correct. All of the representations and warranties of the Seller contained in this Agreement or any Ancillary Agreement shall be true, correct and complete in all material respects on and as of the date hereof and on and as of the Closing date, as if made on and as of the Closing Date.

     (b) Performance. The Seller shall have performed and complied in all material respects with all covenants and agreements contained herein required to be performed or complied with by it, prior to or at the Closing Date.

     (c) Ancillary Agreements. The Buyer shall have received executed counterparts of each of the Ancillary Agreements, substantially in the form hereto attached.

     (d) Approval of the Buyer and its Counsel. All actions, proceedings, consents, instruments and documents required to be delivered by, or at the behest or direction of, the Seller hereunder or incident to its respective performance hereunder, and all other related matters, shall be reasonably satisfactory as to form and substance to the Buyer and its counsel.

     (e) Government Consent. The parties shall have received all approvals and actions of or by all Governmental Authorities, if any, necessary to consummate the transactions contemplated hereby.

 8.02 The Seller's Obligation to Close. The obligation of the Seller to transfer the Purchased Assets to the Buyer, the obligation of the Seller to deliver the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby is subject to the satisfaction, on or before the Closing Date, of the following conditions (each of which may be waived by the Seller in its sole discretion):

     (a) Representations and Warranties to be True and Correct. The representations and warranties of the Buyer contained in this Agreement or any Ancillary Agreement shall be true, complete and correct in all material respects on and as of the date hereof and on and as of the Closing Date, as if made on and as of such date (except to the extent any such representation or warranty speaks as of a different date, in which case such representation or warranty shall still be true, correct and complete as of such different date).

     (b) Performance. The Buyer shall have performed and complied in all material respects with all covenants and agreements contained herein required to be performed or complied with by it prior to or at the Closing Date.

     (c) Ancillary Agreements. The Seller shall have received executed counterparts of each of the Ancillary Agreements in substantially the form attached hereto.

     (d) Approval of the Seller and its Counsel. All actions, proceedings, consents, instruments and documents required to be delivered by, or at the behest or direction of, the Buyer hereunder or incident to its performance hereunder, and all other related matters, shall be reasonably satisfactory as to form and substance to the Seller and its counsel.

     (e) Opinion of Counsel. The Seller shall have received the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Buyer, in substantially the form of Exhibit H attached hereto.

     (f) Delivery of Shares. The Buyer shall have executed and delivered the Buyer's Shares pursuant to Section 2.02 of this Agreement.

     (g) Government Consent. The parties shall have received all approvals and actions of or by the Governmental Authorities, if any, necessary to consummate the transactions contemplated hereby.

ARTICLE IX:  INDEMNIFICATION

 9.01 Survival. All representations and warranties and covenants to be performed before or at the Closing ("pre-Closing covenants"), contained in this Agreement, or in any instrument or document furnished in connection with this Agreement or the transactions contemplated hereby (regardless of whether any such representation, warranty or pre-Closing covenant is set forth under a heading captioned "Representations and Warranties", or words of similar import, or whether contained within in any covenant or other provision in this Agreement or any such instrument or document), shall survive the Closing and any investigation at any time made by or on behalf of any party for a period of one
(1) year following the Closing Date. All such representations, warranties and pre-Closing covenants shall expire one (1) year from the Closing Date (the "Specified Anniversary"), except that (i) claims, if any, asserted in writing on or prior to the Specified Anniversary identified as a claim for indemnification pursuant to this Article IX shall survive until finally resolved and satisfied in full, and (ii) claims, if any, that (A) are based upon fraud by any party hereto, or (B) asset liability for any Taxes imposed on or with respect to income, and until finally resolved and satisfied in full if asserted on or prior to such date.

 9.02  Indemnification.
       ---------------

     (a) By the Seller. The Seller shall indemnify, defend, and hold harmless the Buyer and its officers, directors, employees and Affiliates and its successors and assigns from, against and with respect to any claim, liability, obligation, loss, damage, assessment, judgment, cost and expense (including, without limitation, reasonable attorneys', consultants' and accountants' fees and costs and expenses reasonably incurred in investigating, preparing, defending against or prosecuting any Action) of any kind or character (collectively, the "Damages"), arising out of or in any manner incident, relating or attributable to:

          (i) any inaccuracy in any representation or breach of warranty of the Seller contained in this Agreement or in any Ancillary Agreement;

          (ii) any failure by the Seller to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by it under this Agreement or under any Ancillary Agreement to which it is a party;

          (iii) the Seller's ownership, operation or use of the Purchased Assets prior to Closing;

          (iv) any obligation owed by Seller, its Affiliates, or their officers, directors, employees or agents, at any time, to Dr. Augustinus Bader, his heirs, successors or assigns.

     (b) By the Buyer. The Buyer shall indemnify, defend, and hold harmless the Seller and its officers, directors, employees and Affiliates and its successors and assigns from, against and with respect to any claim, liability, obligation, loss, damage, assessment, judgment, cost and expense (including, without limitation, reasonable attorneys', consultants' and accountants' fees and costs and expenses reasonably incurred in investigating, preparing, defending against or prosecuting any Action) of any kind or character (collectively, the "Damages"), arising out of or in any manner incident, relating or attributable to:

          (i) any inaccuracy in any representation or breach of warranty of the Buyer contained in this Agreement or in any Ancillary Agreement;

          (ii) any failure by the Buyer to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by it under this Agreement or under any Ancillary Agreement to which it is a party;

          (iii) ownership, operation or use by the Buyer of the Purchased Assets after Closing .

 9.03 Claims for Indemnification. (a) In the event of the occurrence of any event which any party asserts is an indemnifiable event pursuant to this Article IX, the party claiming indemnification (the "Indemnified Party") shall provide prompt notice to the party required to provided indemnification (the "Indemnifying Party"), specifying in reasonable detail the facts and circumstances (to the extent then known) with respect to such claim and the basis for which indemnification is available hereunder. If such event involves the claim of any third party the Indemnifying Party shall have the right to control the defense or settlement of such claim; provided that:

          (i) the Indemnified Party shall be entitled to participate in the defense of such claim at its own expense;

          (ii) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party (which approval shall not be unreasonably withheld or delayed) before entering into any settlement of such claim if, pursuant to or as a result of such settlement, an Order, injunctive or other non-monetary relief would be imposed against the Indemnified Party;

          (iii) the Indemnifying Party shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, any claim which seeks an Order, injunction or other non-monetary relief against the Indemnified Party; provided that (1) the Indemnified Party shall provide written notice to the Indemnifying Party of its election to assume control over the defense of such claim pursuant to this clause (iii) and (2) the Indemnified Party shall obtain the prior written approval of the Indemnifying Party (which approval shall not be unreasonably withheld or delayed) before entering into any settlement of such claim; and/or

          (iv) if the Indemnifying Party is entitled but fails to assume control over the defense of a claim as provided in this Section 9.03, the Indemnified Party shall have the right to defend such claim, provided further that the Indemnified Party shall obtain the prior written approval of the Indemnifying Party (which approval shall not be unreasonably withheld or delayed) before entering into any settlement of such claim if, pursuant to or as a result of such settlement, injunctive or other non-monetary relief would be imposed against the Indemnifying Party.

     (b) In the event that the Indemnifying Party shall be obligated to indemnify the Indemnified Party pursuant to this Article IX, the Indemnifying Party shall, upon payment of such indemnity in full, be subrogated to all rights of the Indemnified Party with respect to the claim to which such indemnification relates.

 9.04 Indemnification Threshold. (a) No claim which any Indemnified Party asserts is an indemnifiable claim pursuant to this Article IX for a breach of a representation or warranty made, or a covenant to be performed, at or before the Closing, shall be made by such Indemnified Party against an Indemnifying Party with respect to any item of Damages unless such item, together with the aggregate of all prior Damages of such Indemnified Party, shall exceed $25,000 (the "Basket Amount"), in which event such Indemnified Party shall be entitled, subject to the provisions of this Article IX, to make a claim for indemnification hereunder to the full extent of all Damages, including such Basket Amount.

     (b) Neither the Buyer on the one hand, nor the Seller on the other hand, shall have any liability, either individually or collectively, for any indemnity hereunder to the Indemnified Parties, individually and collectively, for any Damages in excess of an amount equal to the aggregate Purchase Price hereunder.

 9.05 Remedies for Breaches Hereof Exclusive. The parties hereto agree that the exclusive remedies for breaches of representations and warranties, and of pre-Closing covenants contained herein shall be those set forth in this Article IX.

ARTICLE X:  TERMINATION

10.01 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

     (a)  by mutual written consent of the Buyer and the Seller.

     (b)  by the Buyer or the Seller if:

          (i) any Governmental Authority shall have issued an Order restraining, enjoining or otherwise prohibiting the transactions contemplated hereby; provided that this Agreement shall not be terminated pursuant to this paragraph unless the party terminating this Agreement has utilized its reasonable best efforts to oppose the issuance of such Order;

          (ii) the Closing has not occurred on or prior to July 1, 1999 for any reason other than the breach of any provision of this Agreement by the party terminating this Agreement; or

          (iii) the other party breaches any of its representations, warranties or covenants contained herein in any material respect.

     Upon the occurrence of any of the events specified in this Section 10.01 (other than subsection (a) above), written notice of such event shall forthwith be given to the other parties to this Agreement, whereupon this Agreement shall terminate.

10.02 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.01, this Agreement, except for the provisions of Article X, shall forthwith become void and be of no effect. Nothing in this Section 10.02 shall relieve any party to this Agreement of liability for breach of this Agreement.

ARTICLE XI:  MISCELLANEOUS

11.01 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telecopy or facsimile transmission, (iii) sent by recognized overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid:

If to the Buyer:    Organogenesis Inc.
                    150 Dan Road
                    Canton, MA 02021
                    Attn:  Alan W. Tuck, Chief Strategic Officer
                    Fax:  (781) 575-0440

With a copy to:     Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                    One Financial Center
                    Boston, MA 02111
                    Attn:  Neil Aronson, Esq.
                    Fax:  (617) 542-2241

If to the Seller:   Baxter Healthcare Corporation
                    One Baxter Parkway
                    Deerfield, IL 60015
                    Attn:  Lee Blumenfeld, M.D.
                    Fax:  (847) 270-5660

With a copy to:     Baxter Healthcare Corporation
                    One Baxter Parkway
                    Deerfield, IL 60015
                    Attn:  Joseph B. Barrett, Esq.
                    Fax:  (847) 270-5660

All notices, requests, consents and other communications hereunder shall be deemed to have been received (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above or as so designated, (ii) if made by telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise,(iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

11.02 Entire Agreement. The Transaction Documents collectively embody the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in the Transaction Documents shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

11.03 Modifications and Amendments. The terms and provisions of this Agreement may be amended, modified, supplemented or waived only by written agreement executed by all parties hereto.

11.04 No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

11.05 Assignment. Neither this Agreement, nor any right or obligation hereunder, may be assigned by any of the parties hereto without the prior written consent of the other parties.

11.06 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their permitted assigns, and nothing in this Agreement, express or implied, (i) is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement, or (ii) shall be construed to create any rights or obligations except among the parties hereto, and no Person shall be regarded as a third-party beneficiary of this Agreement; provided that the provisions of
Article XI shall be enforceable by, and inure to the benefit of, the Person entitled to the benefit thereunder.

11.07 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the internal law of the Commonwealth of Massachusetts, without giving effect to the conflicts of law principles thereof.

11.08 Severability. In the event that any court of competent jurisdiction shall finally determine that any provision, or any portion thereof, contained in this Agreement shall be void or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court determines it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall determine that any such provision, or potion thereof, is wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

11.09 Interpretation. The parties hereto acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

11.10 Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect, or be considered in construing or interpreting the meaning or construction of any of the terms or provisions hereof.

11.11 Enforcement. Each of the parties hereto acknowledges and agrees that the rights acquired by each party hereunder are unique and that irreparable damage

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

would occur in the event that any of the provisions of this Agreement to be performed by the other party were not performed in accordance with their specific terms or were otherwise breached. Accordingly, in addition to any other remedy to which the parties hereto are entitled at law or in equity, each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other party and to enforce specifically the terms and provisions hereof in any federal or state court of competent jurisdiction.

11.12 Expenses. Except as expressly provided herein or in any other Transaction Document, each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated. Without limiting the foregoing, it is hereby agreed that the Seller shall be responsible for all sale and transfer tax liability in connection with the transfer of the Purchased Assets to the Buyer under this Agreement.

11.13 Publicity. Buyer may publish a press release announcing the closing of the transactions contemplated hereby in substantially the format attached as Exhibit J. Otherwise, no party hereto may issue any press release or otherwise make any public statement with respect to the execution of, or the transactions contemplated by, this Agreement without the prior written consent of the other parties hereto, except as may be required by applicable law. Prior to making any public disclosure so required by applicable law, the disclosing party shall give the other parties a copy of the proposed disclosure and reasonable opportunity to prescribe or limit the same.

11.14 Confidentiality. The parties acknowledge and agree that any information or data it has acquired from the other parties, not otherwise properly in the public domain, was received in confidence. The parties agree not to divulge, communicate

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

or disclose any such confidential information concerning the subject matter hereof, including any trade or business secrets and any technical or business materials that are treated by the disclosing party as confidential or proprietary, including without limitation information (whether in written, oral or machine-readable form) concerning: general business operations,; methods of doing business, servicing clients, client relations, and of pricing and making charges for services and products; financial information, including costs, profits and sales; marketing strategies; business forms developed; names of suppliers, personnel, customers, clients and potential clients; negotiations or other business contacts with suppliers, personnel, customers, clients and potential clients; form and content of bids, proposals and contracts; internal reporting methods; technical and business data, documentation and drawings; software programs, however embodied; inventions; diagnostic techniques; and information obtained by or given to the parties about or belonging to third parties. In the event that this Agreement is terminated and/or the Closing does not occur, the parties agree to return to the disclosing party any such confidential information it received, and shall thereafter continue to use its reasonable best efforts to maintain the confidentiality thereof.

11.15 Counterparts. This Agreement may be executed in one or more counterparts, and by the parties hereto in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.16 Facsimile Signatures. For purposes of this Agreement and any other Transaction Document required to be delivered pursuant to this Agreement, facsimiles of signatures shall be deemed to be original signatures. In addition, if any of the parties sign facsimile copies of this Agreement or any of the other Transaction Documents, such copies shall be deemed originals.

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

     In Witness Whereof, the parties hereto have executed this Agreement as of the day and year first above written.

BUYER:
ORGANOGENESIS INC.

By:
     -------------------------------------------
     Name:  Herbert M. Stein
     Title: Chairman and Chief Executive Officer


SELLER:
BAXTER HEALTHCARE CORPORATION

By:
     -------------------------------------------
     Name:  Kshitij Mohan
     Title: Corporate Vice President

                                LIST OF EXHIBITS
                                ----------------

     Exhibit A:     Assignment of Patents

     Exhibit B:     Bill of Sale

     Exhibit C:     Lock-up Agreement

     Exhibit D:     Patents List

     Exhibit E:     Physical Assets List

     Exhibit F:     Registration Rights Agreement

     Exhibit G:     Risk Factors

     Exhibit H:     Opinion of Mintz Levin

     Exhibit I:     Bader Agreement

     Exhibit J:     Press Release

                               LIST OF SCHEDULES
                               -----------------

     Schedule 4.02: Capitalization

     Schedule 4.04: Conflicts

     Schedule 4.08: Material Adverse Changes

     Schedule 4.09: Litigation

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